Exhibit 10.18

AGENCY CONTRACT

MN2S Corp x Borealis Foods

This Brand Ambassador Agreement (the “Agreement”) is made and entered into this 1st day of April 2023 (“Effective Date”) by and between:

(1)	MN2S Corp (“MN2S”) with a registered address of [*****], United States; and

(2)	Borealis Foods (“Company”), with a registered address of 1540 Cornwall Road, Oakville, Ontario, L6J 7W5, Canada; in connection with promotion of the Company’s high protein ramen noodle brand, Chef Woo (the “Product”).

Each individually referred to as the “Party” and jointly as the “Parties”, which have agreed as follows:

Background

Company has engaged MN2S to provide certain defined services in connection with Gordon Ramsay’s (“Talent”), participation and promotion of the brand, Chef Woo and Talent wishes and has agreed to accept such Engagement and perform the services in accordance with the terms and conditions specified in the Talent Contract of equal date hereto between the Talent and the Company (the “Talent Contract”). All services provided under this Agreement are for the benefit of the Company.

1.	Term: The Term of this Agreement shall begin as of the Effective Date first set forth above and, unless terminated for breach, shall continue so long as the Talent Contract shall be in effect.

2.	Services. During the Term, MN2S agrees to be the main point of contact for the Talent Contract and provide services related to the administration thereof (the “Services”), in connection with Company’s Product (defined below). MN2S, represents and warrants that the Services provided hereunder shall be performed in a workmanlike manner and with professional diligence and skill. All creative material details will be mutually agreed upon in advance.

3.	Company Product. Chef Woo products.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

4.	Fee & Payment Terms.

In consideration for the administration of the Talent Agreement (the “Services”), Company shall pay to MN2S the following:

Breakdown of Fee:

●	Service Fee: For the Services rendered hereunder, Company shall pay to MN2S a fee of [*****] during each year of the Term (the “Service Fee”).

●	Equity: In addition to the Service Fee, as a one-time additional fee, Company shall pay MN2S the amount of [*****] at the same rate as Talent. The equity will vest monthly over [*****] months upon execution of this Agreement.

●	Royalty: Company shall account and pay to MN2S royalties with respect to any Co-Branded Products as set forth in the Talent Agreement as follows: [*****] of the Net Income of any Co-Branded Product OR [*****] of the New Revenue of Co-Branded Products, whichever is greater. Net Income, shall be calculated as Net Revenues less cost of goods sold, distribution costs. Net Revenue shall be calculated as total invoiced sales, less any sales discounts (sales discounts may include but are not limited to sales promotions, rebates, coupon, early payment terms, slotting fees, allowance for damaged or returned items and off-invoice discounts). For sake of clarity no royalty shall be paid on any sales involving unpaid Company invoices or disputes as to payment to the Company.

●	Payment Terms: The Service Fee shall be payable by Company to MN2S as follows: a first payment of [*****] shall be due upon execution of this Agreement; thereafter, Company shall pay [*****] on the [*****] anniversary of this Agreement and the twelfth month anniversary hereof. During years [*****] and [*****], the Company shall pay [*****] each [*****] day, starting on the [*****] day after the first year anniversary hereof.

●	Renewal: Upon renewal of this Agreement, the Service Fee shall be [*****] for the fourth year and each year after. Renewal to be paid annually as set forth above.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

5.	Indemnification by Company. Company agrees to protect, save, defend, indemnify, and hold harmless MN2S, and each of their assigns, heirs, agents, representatives, affiliates, subsidiaries, parent entities, shareholder, and employees from and against any and all expenses, damages, claims, suits, actions, judgments, demands, liabilities, debts, damages, and/or costs whatsoever, including attorneys’ fees, arising out of, and/or in any way connected with, any injury, claim, and/or action arising out of (i) any material inaccuracy or misrepresentation by Company in this Agreement; (ii) any material breach of this Agreement by Company; (iii) any actual or alleged breach by Company or any of its affiliates of statutory or regulatory obligation; (iv) any actual or alleged infringement by Company or any of its affiliates of the trademarks, copyrights, design rights, personal or proprietary rights of any third party; and (v) Company’s recklessness or intentional misconduct with respect to the promotion, advertising or marketing of the Company or the Company’s services and products including but not limited to claims for deceptive advertising or false claims. This indemnification provision shall survive the termination and/or expiration of this Agreement.

6.	Indemnification by MN25. MN25 agrees to protect, save, defend, indemnify, and hold harmless the Company and each of its assigns, heirs, agents, representatives, affiliates, subsidiaries, parent entities, shareholder, and employees from and against any and all expenses, damages, claims, suits, actions, judgments, demands, liabilities, debts, damages, and/or costs whatsoever, including attorneys’ fees, arising out of, and/or in any way connected with, any injury, claim, and/or action from a third party arising out of MN25’s recklessness or intentional misconduct with respect to the promotion, advertising or marketing of the Company or the Company’s products. This indemnification provision shall survive the termination and/or expiration of this Agreement.

7.	Termination.

a)	Termination for Cause. Either party shall have the right, at their option, to terminate this Agreement following written notice and [*****] days opportunity to cure in the event that:

1.	Either party fails, neglects or refuses to fully perform any of the material obligations to be performed hereunder;

2.	Either party materially breaches the terms of this Agreement or any of the warranties or representations made herein.

b)	Negative Publicity. In the event that the MN2S has committed, or shall commit, any act, or have been, or become involved in, any situation or occurrence which brings Talent into public dispute, contempt, scandal or reflects unfavorably upon Company or its reputation, is arrested for a felony, then Company shall have the right to immediately terminate this Agreement for cause.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

8.	No Public Disparagement. Company will at no time, including following expiration or termination of the Term, publicly disparage the MN2S, or its employees, agents, officers or representatives, or their respective associations with the Company, the Company’s Products, Talent or others connected or affiliated with the Talent. Similarly, the MN2S will at no time, including following expiration or termination of the Term, publicly disparage the Company, the Company Products, or its affiliated entities and their respective employees, agents, officers or representatives.

9.	Exclusivity. MN2S shall not render any services similar to the Services or grant any rights similar to those granted herein during the Term and for a period of [*****] after termination of the Agreement (“Restrictive Period”) to any other noodle brand or endorse or promote any other noodle brand. For the sake of clarity, MN2S may not promote or partner with any other noodle brand, whether in a paid or unpaid capacity (including without limitation by retweeting any Tweets of a noodle brand) during the Restrictive Period.

10.	Notices. All notices provided under this Agreement shall be sent via e-mail to the addresses set forth below:

Company:	MN2S Corp [*****]:

Borealis Foods Inc.
Attn: [*****]
Attn: Reza Soltanzadeh, President	Email: [*****]
Email: [*****]	Phone: [*****]

With a copy to:

Pouneh Rahimi, Chief Legal Officer
Email: [*****]

11.	Confidentiality.

a.	Maintain Confidentiality. MN2S hereby acknowledges that, based their past or current relationship with Company, they have had access to and become acquainted with the Confidential Information (as defined below). MN2S hereby covenants and agrees that he shall not, in any fashion, from or manner, unless previously and specifically consented to in writing by the Company, either directly or indirectly use, divulge, transmit or otherwise disclose or cause to be used, divulged, transmitted otherwise disclosed to any person, firm, partnership, corporation or other entity now existing or hereafter created, in any manner whatsoever (other than as required by law), any of Company’s Confidential Information of any kind, nature or description. MN2S hereby further acknowledges and agrees that the sale or unauthorized use, transmission or other disclosure of any of Company’s Confidential Information which is in his possession constitutes unfair competition and Talent covenants and agrees that he shall not engage in any unfair competition with Company.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

b.	Definition of Confidential Information. “Confidential Information” shall mean any information, matter or thing which, as to the business of Company, is of a secret, confidential or private nature and which is connected with the methods of operation of the business Company. Confidential Information shall include: (i) business matters known or available only to management, such as (A) information concerning customers, vendors and suppliers; (B) any arrangements or contracts that Company has or may had with such parties; (C) the marketing methods, plans and/or strategies of Company for business development; and (D) the terms of any contracts or agreements Company has entered into; and (ii) other matters including, but not limited to, product information, trade secrets, know-how, formulae, recipes, innovations, inventions, technologies, devices, discoveries, techniques, processes, methods, specifications, designs, compilation of information, test results and research and/or development projects undertaken Company. Confidential Information shall not include any information in the public domain, provided, however, specific information shall not be deemed to be in the public domain merely because it is encompassed by some general information that is published or in the public domain.

c.	Securities Law Restrictions. MN2S acknowledges that: (a) the Confidential Information may contain material non-public information concerning the business of the Company; (b) MN2S is aware of the restrictions imposed by Canadian and U.S. federal, state and provincial securities laws, and the rules and regulations thereunder, on persons in possession of material non-public information; and (c) MN2S will not (and MN2S will instruct its representatives to not), directly or indirectly, use or allow any other person to use, any Confidential Information that, if disclosed, would constitute material non-public information relating to the Company in contravention of any such laws, rules or regulations.

d.	Obligations Survive Agreement. The obligations under this Section shall survive the expiration or termination of this Agreement for a period of [*****] years.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

12.	Governing Law and Arbitration.

This Agreement and any dispute or claim arising out of, or in connection with, it, its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed exclusively in accordance with, the laws of New York, NY.

In the event of a dispute that cannot be resolved by the executives of the parties within [*****] days, then the dispute shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration will be held in New York, NY. All such arbitrations shall be carried out by a single arbitrator, if the parties can agree upon one, otherwise by a panel of [*****] arbitrators, [*****] of which is to be chosen by each party and the [*****] of which is to be chosen by the [*****] arbitrators so appointed. The decision of the arbitrator(s) shall be in writing, stating the reasons for the award, shall be final and binding on the parties to the arbitration and no appeal shall be taken from any determination unless the determination contains an error of law, which results in a determination that is patently unreasonable. Notwithstanding the foregoing, neither party shall be precluded from seeking equitable relief, and may invoke the jurisdiction of any competent court, to remedy or prevent violation of any provision relating to Confidential Information or the intellectual property rights.

13.	Force Majeure. If any of the obligations of any of the parties is hindered or prevented, in whole or in substantial part, because of a Force Majeure Event (as hereinafter defined), the parties shall negotiate in good faith regarding the replacement of the lost Services. If a mutually agreeable replacement of the lost Services is not reached, the appropriate pro-rata share of the Services Fee that has not been earned will be returned to Company and each party will have no further obligation to the other. A “Force Majeure Event” shall mean causes beyond the control of the parties including but not limited to: an act of God, fire, floods, labor dispute, riot or civil commotion, act of public enemy, terror, or war, governmental act, regulation or rule, or other reason beyond the control of the parties that is generally regarded as force majeure.

14.	Non-Circumvention. During a period of [*****] years from the Effective Date, Company agrees not to deal with, contract with or otherwise conduct business with any individual or entity introduced by the other party without the prior knowledge and written permission of the MN2S. Further, Company agrees not to pursue or engage in any transaction involving potential transactions or contact directly or indirectly any party-in-interest relating to the Talent’s business or pursue any introduction of any party of interest related to the Talent without the MN2S’ prior written consent. The Company agrees that all communications regarding the Talent Contract, requests for additional information, and discussions or questions regarding procedures related to the Talent Contract will be submitted or directed to MN2S and not directly with any other party

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

Signed by		Signed by
MN2S:		Borealis Foods:

Date:	05 /12/2023	Date:

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

7